SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Check the appropriate box:

☐ Preliminary Information Statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
☒ Definitive Information Statement

ENDO PHARMACEUTICALS HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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April 28, 2003

Dear Endo Pharmaceuticals Holdings Inc. Stockholder:

      You are cordially invited to attend the Annual Meeting of the Stockholders of Endo Pharmaceuticals Holdings Inc. to be held on Wednesday, May 28, 2003 at 10:00 a.m., local time, at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Information Statement.

      Thank you for your continued interest in Endo Pharmaceuticals Holdings Inc.

Very truly yours,

CAROL A. AMMON
Chairman & Chief Executive Officer

April 28, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2003

Date First Mailed to Stockholders: April 30, 2003

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

      Notice is hereby given that the 2003 Annual Meeting of Stockholders (the “2003 Annual Meeting”) of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Endo” or the “Company”), will be held on Wednesday, May 28, 2003 at 10:00 a.m., local time, at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331, for the following purposes:

(1) To elect ten nominees for election as directors, representing all of the members of the Board of Directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company’s fiscal year ending December 31, 2003; and

(3) To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the Information Statement accompanying this Notice.

      Only stockholders of record at the close of business on April 17, 2003 are entitled to notice of and to vote at the 2003 Annual Meeting and at any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the 2003 Annual Meeting. A list of stockholders of record entitled to vote at the 2003 Annual Meeting will be available for inspection at the offices of the Company, 100 Painters Drive, Chadds Ford, Pennsylvania 19317.

      All stockholders are cordially invited to attend the meeting in person. However, since it is anticipated that a single stockholder, which holds a majority of the common stock of the Company, will vote in favor of all of the aforementioned proposals, we are not soliciting proxies.

By order of the Board of Directors,

CAROLINE B. MANOGUE
Secretary

Chadds Ford, Pennsylvania

April 28, 2003

ENDO PHARMACEUTICALS HOLDINGS INC.

100 Painters Drive
Chadds Ford, Pennsylvania 19317

Information Statement

Pursuant to Section 14 of the Securities Exchange Act of 1934 and

Regulation 14C and Schedule 14C Thereunder

Date First Mailed to Stockholders: April 30, 2003

INTRODUCTION

      This Information Statement is furnished by the Board of Directors of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Endo” or the “Company”), pursuant to Sections 14(a) and 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of the common stock, par value $.01 per share (the “Common Stock”), of the Company, in connection with certain proposals to be voted on by the stockholders at the 2003 Annual Meeting to be held on Wednesday, May 28, 2003 at 10:00 a.m., local time, at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331.

PURPOSE OF MEETING

      The 2003 Annual Meeting is being held for the following purposes:

(1) To elect ten nominees for election as directors, representing all of the members of the Board of Directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company’s fiscal year ending December 31, 2003; and

(3) To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in this Information Statement.

      The record date for determining those stockholders who will be entitled to notice of and to vote at the 2003 Annual Meeting and at any adjournment thereof is April 17, 2003 (the “Record Date”). The stock transfer books will not be closed between the Record Date and the date of the 2003 Annual Meeting. A list of stockholders of record entitled to vote at the 2003 Annual Meeting will be available for inspection for ten days prior to the 2003 Annual Meeting for any purpose germane to the meeting, at the principal executive offices of the Company, 100 Painters Drive, Chadds Ford, Pennsylvania 19317, by contacting the Secretary of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ANNUAL MEETING ADMISSION

      Only stockholders of record will be admitted to the 2003 Annual Meeting. You must present proof of your ownership of your Endo Pharmaceuticals stock to be admitted to the 2003 Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the 2003 Annual Meeting, you must present proof of your ownership such as a bank or brokerage account statement, to be admitted. Stockholders must also present a form of personal identification to be admitted to the 2003 Annual Meeting. No cameras, recording equipment or electronic devices will be permitted in the meeting.

OUTSTANDING VOTING SECURITIES AND VOTE REQUIRED

      Each share of Common Stock entitles the holder thereof to one vote on each matter properly brought before the 2003 Annual Meeting. As of the Record Date, 131,719,658 shares of Common Stock were issued and outstanding. Thus, stockholders representing no less than 65,859,830 shares of Common Stock are required to vote for the aforementioned proposals to effect the matters set forth therein. It is anticipated that at the 2003 Annual Meeting, Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest), which beneficially owns 99,063,770 shares of Common Stock, representing 75.2% of the total number of outstanding shares of Common Stock on the Record Date, will vote in favor of the aforementioned proposals, thereby ensuring the election of the nominees for directors of the Company and the ratification of the appointment of Deloitte & Touche LLP as independent auditors. Since the proposals will have been approved by the holders of the required majority of the issued and outstanding Common Stock, and since the Company has no other outstanding class of stock, no proxies are being solicited in connection with this Information Statement and the accompanying Notice of Annual Meeting of the Stockholders of the Company.

      In accordance with Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders of the Company. As this Information Statement is being sent to the beneficial owners of Common Stock on April 30, 2003, which is more than twenty (20) days before the date of the 2003 Annual Meeting, the Company anticipates that the actions contemplated by this Information Statement will be effected on or about the close of business on the date of the 2003 Annual Meeting.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Common Stock held of record by such persons as of the Record Date and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ELECTION OF DIRECTORS

General

      The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors of the Company shall be not less than seven nor more than eleven as shall be fixed by the By-laws of the Company. The number of directors is currently fixed at ten (10).

      Directors need not be stockholders of the Company or residents of the State of Delaware. Directors are elected for a one-year term and generally hold office until the next directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. See “— Compensation of Directors.” A vacancy on the Board, or a newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, even though less than a quorum remains. A director appointed to fill a vacancy remains a director until his or her successor is elected by the stockholders at the next annual meeting or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

      Currently the Board of Directors consists of ten members. Currently serving as directors are Carol A. Ammon, Brian T. Clingen, Michael B. Goldberg, Michael Hyatt, Roger H. Kimmel, Frank J. Loverro, Clive A. Meanwell, M.D., Ph.D., Michael W. Mitchell, Joseph T. O’Donnell, Jr. and David I. Wahrhaftig.

      As of the date of this Information Statement, there are no material proceedings to which any director or executive officer of the Company, or any associate thereof, is a party which are adverse to the Company or any of its subsidiaries.

      Between January 1, 2002 and December 31, 2003, the Board of Directors as a whole met 15 times and acted by written consent on one occasion. All members of the Board of Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and of the Committees of the Board of Directors on which they served in 2002, other than Messrs. Goldberg and Loverro who attended 67% and 60%, respectively, thereof.

      The following table sets forth certain information (as of May 22, 2003) with respect to persons nominated by the Board of Directors of the Company for the election as directors of the Company:

Name	Age	Position Currently Held with the Company

Carol A. Ammon	52	Chairman, Chief Executive Officer and Director
Brian T. Clingen	43	Director
Michael B. Goldberg	56	Director
Michael Hyatt	57	Director
Roger H. Kimmel	56	Director
Frank J. Loverro	34	Director
Clive A. Meanwell, M.D., Ph.D.	46	Director
Michael W. Mitchell	65	Director
Joseph T. O’Donnell, Jr.	55	Director
David I. Wahrhaftig	46	Director

      The proposed nominees for election as directors are willing to be reelected as directors of the Company. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, an alternate nominee shall be designated by the present Board of Directors to fill the vacancy, unless the Board chooses to reduce the number of directors serving on the Board.

      If elected, all nominees are expected to serve until the 2004 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified or until his or her earlier death, resignation or removal. It is anticipated that Endo Pharma LLC, the holder of a majority of the shares of Common Stock outstanding, will vote in favor of all of the proposed nominees for election as directors, which will be sufficient to elect such directors.

Information about the Directors

      Set forth below are the principal occupation and certain other information about each of the Company’s current directors (all of whom are current nominees for election as directors):

      Carol A. Ammon, 52, is Chairman, Chief Executive Officer and Director of Endo. Prior to joining Endo, Ms. Ammon was the President of DuPont Merck’s U.S. Pharmaceuticals Division from 1996 through 1997, and from 1993 through 1995 she was the President of Endo Laboratories, L.L.C. She also serves as a director on the boards of the Christiana Care Health System and the St. Louis School of Pharmacy in St. Louis, Missouri.

      Brian T. Clingen, 43, is currently a Director of Endo. Mr. Clingen is founder and president of BP Capital Management, an investment management company based in Oak Brook, Illinois. Previously, he served as vice president and chief financial officer of Universal Outdoor (which, until 1990, was controlled by Kelso & Company), an outdoor advertising company, from December 1987 and as a director from 1990, in each case until its purchase by Clear Channel Communication in 1998. From 1983 to 1987, he was chief financial officer for a subsidiary of Elmore Group, a diversified property and service company.

      Michael B. Goldberg, 56, is currently a Director of Endo. Mr. Goldberg joined Kelso & Company as Managing Director in 1991. Mr. Goldberg is also a director of Consolidated Vision Group, Inc., HCI Direct, Inc. and Armkel, LLC. He also serves as a member of the Phoenix House Foundation Board of Directors and The Wilson Council of the Woodrow Wilson International Center for Scholars.

      Michael Hyatt, 57, is currently a Director of Endo. Mr. Hyatt had been a director of Algos Pharmaceutical Corporation since November 1996 and became a director of Endo following its merger with Algos in July 2000. For more than five years, Mr. Hyatt has been a Senior Managing Director of Bear Stearns & Co., Inc.

      Roger H. Kimmel, 56, is currently a Director of Endo. Mr. Kimmel had been a director of Algos Pharmaceutical Corporation since July 1996 and became a director of Endo following its merger with Algos in July 2000. Mr. Kimmel has been Vice-Chairman of Rothschild Inc., an investment banking firm, since January 2001. Previously, Mr. Kimmel was a partner of the law firm of Latham & Watkins for more than five years. Mr. Kimmel is also a director of Weider Nutrition International, Inc. and Haleko, Inc., a subsidiary of Weider Nutrition International, Inc.

      Frank J. Loverro, 34, is currently a Director of Endo. Mr. Loverro has been a Vice President at Kelso & Company since March 1999. Prior to joining Kelso in November 1993, Mr. Loverro was an Associate at the Clipper Group and previously worked in the High Yield Finance Group of Credit Suisse First Boston.

      Clive A. Meanwell, M.D., Ph.D., 46, is currently a Director of Endo. Dr. Meanwell has been the executive chairman and a director of The Medicines Company, a pharmaceutical company based in Parsippany, New Jersey, since September 2001. Previously, he served as chief executive officer, president and director since the inception of The Medicines Company in 1996. From 1995 to 1996, Dr. Meanwell was a partner and managing director at MPM Capital L.P., a venture capital firm. Prior to that, he held various positions of increasing scope and responsibility at Hoffman-La Roche, Inc. from 1986 to 1995, most recently as senior vice president.

      Michael W. Mitchell, 65, is currently a Director of Endo. Mr. Mitchell has been a member of Shapiro Mitchell Forman Allen & Miller LLP since September 2002. Previously, Mr. Mitchell had been Counsel to the law firm Morvillo, Abramowitz, Grand, Iason & Silberberg since November 1991. Mr. Mitchell is currently the Treasurer and a member of the New York Police Athletic League Board of Directors, and from 1997 to 1999 was a member of The Wilson Council of the Woodrow Wilson International Center for Scholars.

      Joseph T. O’Donnell, Jr., 55, is currently a Director of Endo. Mr. O’Donnell is currently a director of Metzler North America Corp. and President of Van Beuren Capital, L.L.C., a private merchant banking and advisory firm. Until December 31, 2002, Mr. O’Donnell was the President of Metzler Corporation, New York City. Metzler Corporation is the U.S.-based corporate finance affiliate of B. Metzler seel. Sohn & Co., Frankfurt, Germany. Prior to joining Metzler, Mr. O’Donnell spent 26 years at various affiliates of Bankers Trust Corporation. From 1986 to 2000, he was involved in the acquisition and leveraged finance business. Prior to 1986, Mr. O’Donnell was involved in Banker Trust’s global Airline and Aerospace Division and in middle market financing activities in the New York metropolitan area.

      David I. Wahrhaftig, 46, is currently a Director of Endo. Mr. Wahrhaftig has been a Managing Director of Kelso & Company since April 1997, after joining the firm in 1987. Mr. Wahrhaftig is also a director of Consolidated Vision Group, Inc. and BWAY Corporation.

Compensation of Directors

      Each non-employee director who is not affiliated with the Company or Kelso receives $5,000 cash per fiscal quarter of service and 5,000 stock options per fiscal year (which are granted within the first quarter of each year) under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. In the first quarter of fiscal 2003, each such director was granted 5,000 stock options, which have an exercise price of $11.05 per share, the market price of the Common Stock on March 12, 2003 (the date of grant) and vest 25% per year over a four-year period.

Committees of the Board of Directors and Related Reports

      The Board of Directors has a standing Audit Committee and Compensation Committee, the respective members and functions of which are described below. The Board of Directors does not have a Nominating Committee because the Board of Directors as a whole functions in such capacity.

   Audit Committee

      The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of the Company’s independent auditors and the accounting practices of the Company. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The charter describes the nature and scope of responsibilities of the Audit Committee.

      Messrs. Clingen, O’Donnell and Wahrhaftig currently serve as members of the Audit Committee. Prior to January 1, 2003, Messrs. Hyatt, O’Donnell and Wahrhaftig served as members of the Audit Committee. Between January 1, 2002 and December 31, 2002, the Audit Committee met six times, including periodic meetings held separately with management and the independent auditors. The Board of Directors has determined that Messrs. Clingen, Hyatt and O’Donnell are “independent,” as that term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. Mr. Wahrhaftig is not “independent” by virtue of the status of Kelso Investment Associates V, L.P., or KIA V, and Kelso Equity Partners V, L.P., or KEP V, as members of Endo Pharma LLC, the stockholder owning 75.2% of the issued and outstanding shares of Common Stock. Mr. Wahrhaftig is a general partner of the general partner of KIA V and a general partner of KEP V. Mr. Wahrhaftig also serves on the Board of Managers of Endo Pharma LLC. In July 2000, the Board of Directors determined that Mr. Wahrhaftig’s membership on the Audit Committee is in the best interests of the Company and its stockholders. The Board believes that Mr. Wahrhaftig is a necessary member of the Audit Committee given his history with the Company as an involved participant in the 1997 acquisition of the Company from the then DuPont Merck Pharmaceutical Company. In addition, prior to the merger with Algos Pharmaceutical Corporation, Mr. Wahrhaftig served as the Audit Committee of the Board of Directors of the Company and regularly reviewed the accounting matters and practices of the Company and conferred with the Company’s independent auditors regarding the same. Prior to joining Kelso, Mr. Wahrhaftig spent the previous five years with Arthur Young & Company where he was an Associate Director of Mergers and Acquisitions and a Management Consultant. In addition, from November 1999 to February 2003, Mr. Wahrhaftig served on the Audit Committee of Unilab Corporation.

   Audit Committee Report

      The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2002 with the management of the Company and Deloitte & Touche LLP, the Company’s independent auditors. Further, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Statement of Auditing Standards No. 61 (SAS 61 — Communication with Audit Committees), as currently in effect, relating to the auditors’ judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

      The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, that relate to Deloitte & Touche LLP’s independence from the Company, and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the auditors are independent from the Company and its management. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it has deemed appropriate.

      Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

      Submitted on April 28, 2003 by the members of the Audit Committee of the Company’s Board of Directors.

Audit Committee:

Brian T. Clingen (effective 1/1/2003)
Michael Hyatt (until 12/31/2002)
Joseph T. O’Donnell, Jr.
David I. Wahrhaftig

Compensation Committee

      The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the executive officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and consultants of the Company. The Compensation Committee also reviews and acts on any recommendations of the Company’s management for awards granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Hyatt, Loverro and Wahrhaftig. Between January 1, 2002 and December 31, 2002, the Compensation Committee met seven times. A report of the Compensation Committee appears in this Information Statement under “EXECUTIVE COMPENSATION — Compensation Committee Report on Executive Compensation.”

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche LLP to audit the books and financial records of the Company for the year ending December 31, 2003. The Company is asking its stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2003. It is anticipated that Endo Pharma LLC, the holder of a majority of the shares of Common Stock outstanding, will vote in favor of this proposal, which will be sufficient for such ratification.

      It is not expected that a representative from Deloitte & Touche LLP will be present at the Annual Meeting.

FEES PAID TO THE INDEPENDENT AUDITORS

      Deloitte & Touche LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2002.

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche LLP”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $213,100.

Financial Information Systems Design and Implementation Fees

      No professional services described in Paragraph (c)(4)(ii) of Rule 20-01 of Regulation S-X were rendered by Deloitte & Touche LLP for fiscal year 2002 and, accordingly, the Company was billed no fees for such services.

All Other Fees

      The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than services described above under “Audit Fees,” for the fiscal year ended December 31, 2002 were $147,300 for fees incurred in connection with tax consulting services. Such other professional services did not include services relating to the operation or management of the Company’s information system or local area network, the design or implementation of hardware or software systems that aggregate data underlying the Company’s financial statements or that otherwise generate information significant to the Company’s financial statements. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP from the Company.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of April 17, 2003, the name, address and holdings of each person, including any “group” as defined in Section 13(d)(3) of the Exchange Act, known by Endo to be the “beneficial owner” of more than 5% of Common Stock. Footnote (a) below provides a brief explanation of what is meant by the term “beneficial ownership.” The following table also sets forth, as of April 17, 2003, the amount of Common Stock beneficially owned by each of the Company’s directors and the chief executive officer and the other four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”). The following table also sets forth, as of April 17, 2003, the amount of Common Stock beneficially owned by all current directors and executive officers of the Company as a group.

Amount and Nature
of Beneficial
Name of Beneficial Owner	Ownership(a)	Percent of Class

Directors and Named Executive Officers:
Carol A. Ammon(b)(c)	(d)
Brian T. Clingen(e)	5,000
Michael B. Goldberg(f)	(g)
Michael Hyatt(h)	1,724,024	1.3%
Roger H. Kimmel(i)	838,525	*
Frank J. Loverro(f)	(j)
Clive A. Meanwell, M.D., Ph.D.(k)	5,000
Michael W. Mitchell(l)	20,000	*
Joseph T. O’Donnell, Jr.(m)	20,000	*
David I. Wahrhaftig(f)	(g)
Peter A. Lankau(b)	526,519(n)	*
Mariann T. MacDonald(b)(c)	(d)
Jeffrey R. Black(b)(c)	(d)
David A.H. Lee, M.D., Ph.D.(b)(c)	(d)
All current directors and executive officers of Endo Pharmaceuticals Holdings Inc. as a Group (15 persons)(c)	2,661,535	2.0%
Other Principal Stockholders:
Endo Pharma LLC(f)	99,063,770	75.2%
Kelso Investment Associates V, L.P.(f)	(o)
Kelso Equity Partners V, L.P.(f)	(o)
Kelso Partners V, L.P.(f)	(p)
Joseph S. Schuchert(f)	(g)
Frank T. Nickell(f)	(g)
Thomas R. Wall, IV(f)	(g)
George E. Matelich(f)	(g)
Frank K. Bynum, Jr.(f)	(g)
Philip E. Berney(f)	(g)
Greenwich Street Capital Partners, L.P.(q)(r)	(s)
Greenwich Street Capital Offshore Fund, Ltd.(q)(r)	(s)
TRV Employees Fund, L.P.(q)(r)	(s)
Travelers Insurance Company(q)(r)	(s)
The Travelers Life and Annuity Company(q)(r)	(s)

*	Represents less than one percent.

(a)	“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person has the right to acquire within 60 days after such date.

(b)	The business address for these persons is c/o Endo Pharmaceuticals Holdings Inc., 100 Painters Drive, Chadds Ford, Pennsylvania 19317.

(c)	These amounts do not include any options that these individuals hold in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans. Options exercised pursuant to the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans do not result in the issuance of additional shares in the Company.

(d)	Ms. Ammon, Ms. MacDonald, Mr. Black and Dr. Lee may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of each of them as members of Endo Pharma LLC. Ms. Ammon, Ms. MacDonald, Mr. Black and Dr. Lee share investment and voting power along with the other members of Endo Pharma LLC with respect to securities owned by Endo Pharma LLC, but disclaim beneficial ownership of such securities except to the extent of each individual’s pecuniary interest.

(e)	The business address for Mr. Clingen is c/o BP Capital Management, 2215 York Rd, Suite 510, Oak Brook, Illinois 60523. This amount includes options to purchase 5,000 shares of Common Stock under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan.

(f)	The business address for this person is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022.

(g)	Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of Kelso Investment Associates V, L.P., or KIA V, and Kelso Equity Partners V, L.P., or KEP V, as members of Endo Pharma LLC. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney may be deemed to share beneficial ownership of securities owned of record by KIA V and KEP V, by virtue of the status of each of them as a general partner of the general partner of KIA V and as a general partner of KEP V. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney share investment and voting power along with the other general partners with respect to securities owned by KIA V and KEP V, but disclaim beneficial ownership of such securities except to the extent of each individual’s pecuniary interest.

(h)	The business address for Mr. Hyatt is c/o Bear, Stearns & Co., Inc., 383 Madison Avenue, New York, New York 10179. This amount includes (i) 829,551 shares of Common Stock owned directly by Mr. Hyatt, (ii) 874,473 shares held in trusts for which Mr. Hyatt serves as trustee and as to which shares Mr. Hyatt holds either the sole or the shared power of disposition or the power to vote and (iii) options to purchase 20,000 shares of Common Stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. The number of shares excludes 221,332 shares of Common Stock held in a trust for the benefit of the children of Mr. Hyatt, as to which shares Mr. Hyatt has neither the power of disposition nor the power to vote.

(i)	The business address for Mr. Kimmel is c/o Rothschild, Inc., 1251 Avenue of the Americas, New York, New York 10022. This amount includes (i) 60,000 shares owned directly by Mr. Kimmel, (ii) 758,525 shares held in trusts for which Mr. Kimmel serves as trustee and as to which shares Mr. Kimmel holds either the sole or the shared power of disposition and power to vote and (iii) options to purchase 20,000 shares of Common Stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. The number of shares excludes a total of 316,530 shares of Common Stock held in trusts for the benefit of Mr. Kimmel’s adult children, as to which shares Mr. Kimmel has neither the power of disposition nor the power to vote.

(j)	Mr. Loverro may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of KIA V and KEP V, as members of Endo Pharma LLC. Mr. Loverro may be deemed to share beneficial ownership of shares of Common Stock owned of record by KIA V and KEP V, by virtue of his status as a limited partner of the general partner of KIA V and as a limited partner of KEP V. Mr. Loverro could be deemed to share investment and voting power along with the other partners with respect to securities owned by KIA V and KEP V, but disclaims beneficial ownership of such securities except to the extent of his pecuniary interest.

(k)	The business address for Dr. Meanwell is c/o The Medicines Company, 5 Sylvan Way, Parsippany, New Jersey 07054. This amount includes options to purchase 5,000 shares of Common Stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan.

(l)	The business address for Mr. Mitchell is c/o Shapiro, Mitchell, Forman, Allen & Miller LLP, 380 Madison Avenue, New York, New York, 10017. This amount includes options to purchase 20,000 shares of Common Stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan.

(m)	The business address for Mr. O’Donnell is Van Beuren Capital, L.L.C., Van Beuren Road, Morristown, NJ 07960. This amount includes options to purchase 20,000 shares of Common Stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan.

(n)	This amount includes options that Mr. Lankau holds in the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan. This amount does not include any options that Mr. Lankau holds in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans. Options exercised pursuant to the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans do not result in the issuance of additional shares in the Company.

(o)	As part of the 1997 acquisition of Endo from the then DuPont Merck Pharmaceutical Company, KIA V and KEP V acquired respectively 847,028 and 71,772 shares of Endo Common Stock, representing 77.0% and 6.5%, respectively of the 1,100,000 shares of Endo Common Stock then outstanding. Subsequent to the acquisition, KEP V transferred 500 shares to an affiliate of Kelso. KIA V and KEP V, due to their common control, could be deemed to beneficially own each other’s shares, but disclaim this beneficial ownership. KIA V and KEP V may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of their status as members of Endo Pharma LLC. KIA V and KEP V share investment and voting power along with the other members of Endo Pharma LLC with respect to securities owned by Endo Pharma LLC, but disclaim beneficial ownership of such securities except to the extent of its pecuniary interest.

(p)	Kelso Partners V, L.P. may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of its status as a general partner of KIA V, which is a member of Endo Pharma LLC. KP V shares investment and voting power along with its general partners with respect to securities owned by Endo Pharma LLC, but disclaims beneficial ownership of such securities except to the extent of its pecuniary interest.

(q)	The business address for this person is 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932.

(r)	Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., TRV Employees Fund, L.P., The Travelers Insurance Company and The Travelers Life and Annuity Company, due to their common control, could be deemed to beneficially own each other’s shares, but disclaim this beneficial ownership.

(s)	These entities may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of each of them as members of Endo Pharma LLC. These entities share investment and voting power along with the other members of Endo Pharma LLC with respect to securities owned by Endo Pharma LLC, but disclaim beneficial ownership of such securities except to the extent of each individual’s pecuniary interest.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and greater-than-ten-percent stockholders (collectively, “Reporting Persons”) to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Endo securities with the Securities and Exchange Commission (“SEC”) and the Nasdaq. These persons are also required to furnish the Company with copies of all Section 16(a) reports that they file with respect to Endo securities. Based solely upon a review of Section 16(a) reports furnished to the Company for the fiscal year ended December 31, 2002 and written representations from certain Reporting Persons that no other reports were required, the Company believes that, all the Reporting Persons complied with all applicable SEC filing requirements for the fiscal year ended December 31, 2002.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

      The Board of Directors of the Company traditionally performed the functions of a compensation committee, including the review and approval of compensation and terms of employment for all executive officers of the Company and its subsidiaries. In August 2000, a Compensation Committee, consisting of Messrs. Hyatt, Loverro and Wahrhaftig, was formed to perform these functions. The disinterested members of the Board of Managers of Endo Pharma LLC, namely Messrs. Goldberg and Wahrhaftig, review and act on any recommendations of the Company’s management for awards granted under the Endo Pharma LLC stock option plans.

      The Company’s executive compensation is intended to attract high-caliber executives and to reward, retain and motivate management based on corporate and individual annual and long-term business performance. The primary component of compensation is base salary; however, all of the employees of the Company are covered by the Company’s incentive compensation program, which provides cash bonuses in the event that (i) the Company achieves one or more targets based on the Company’s Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) as defined by the Company’s credit facility and (ii) the individual achieves specified goals. The Company also awards stock options to its officers and other employees pursuant to the Company’s 2000 Stock Incentive Plan (the “2000 Option Plan”). Such awards are designed to provide incentives to participating employees that are linked directly to increases in stockholder value and that will therefore inure to the benefit of all stockholders of the Company. The Compensation Committee believes that the Company’s executive compensation arrangements are reasonable in light of the Company’s needs, competitive compensation levels, the Company’s retention goals and management motivation. In determining salary and other compensation levels for executive officers, primary consideration is given to each executive’s level of responsibility and individual performance.

      Prior to the beginning of each fiscal year, the Compensation Committee reviews the Company’s near- and long-term strategies and objectives with the Company’s Chief Executive Officer. Such review forms the basis for adopting or modifying the corporate annual financial goals recommended by the Company’s Chief Executive Officer. Based on this review, the Company’s total compensation structure for fiscal year 2002, including the elements and level of compensation opportunities and the variable portion of “at risk” pay for performance and equity participation was established. Consideration was given to, among other matters, marketplace pay levels and practices, as well as the Company’s need to continue to attract, retain and motivate employees. The Company’s Chief Executive Officer reviewed such compensation structure with the Compensation Committee and asked it to ratify base salary amounts and bonuses for the Company’s executive officers.

      At fiscal 2002 year-end, the Compensation Committee, in consultation with the Chief Executive Officer, assessed results achieved and strategic progress relative to previously approved goals, taking into consideration the Company’s Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) as defined by the Company’s credit facility, prevailing economic and business conditions and opportunities, performance by comparable organizations’ Chief Executive Officers, and stockholder value. No particular weightings were assigned to any such factors.

      Ms. Ammon, Chief Executive Officer of the Company, received a base salary of $460,000 in fiscal 2002 and was awarded a cash bonus for fiscal 2002 of $480,000. Determination of Ms. Ammon’s overall compensation in fiscal 2002 was based upon the performance criteria established by the Board of Directors of the Company at the beginning of fiscal 2002. The Compensation Committee believes that Ms. Ammon’s overall compensation is competitive with that of Chief Executive Officers of comparable companies and deems such compensation to be fair and appropriate.

Compensation Committee:

Michael Hyatt
Frank J. Loverro
David I. Wahrhaftig

Compensation Committee Interlocks and Insider Participation

      In August 2000, the Board of Directors appointed Messrs. Hyatt, Loverro and Wahrhaftig to constitute the Compensation Committee, none of whom is an officer or employee or former officer or employee of the Company or any of its subsidiaries. Prior to that time, the Board of Directors performed the functions of the Compensation Committee. With the exception of Ms. Ammon, who serves on the Company’s Board of Directors, no executive officer of the Company serves or served during the last fiscal year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. There are no family relationships between any directors or executive officers of the Company.

Performance Graph

      The following graph provides a comparison of the cumulative total return on the Company’s Common Stock with that of the cumulative total return on the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Index commencing July 18, 2000 (the first day the Company’s Common Stock began trading on the Nasdaq National Market) and ending December 31, 2002. The graph assumes $100 invested on July 18, 2000 in the Company’s Common Stock, in the Nasdaq Stock Market Index (U.S.), or the Nasdaq Pharmaceuticals Index, and that all dividends are reinvested.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Information Statement, in whole or in part, the following report and the Performance Graph that follows shall not be deemed to be incorporated by reference into any such filings.

*	Assumes $100 invested on 7/18/00 in the Company’s Common Stock, in the Nasdaq Stock Market Index (U.S.), or the Nasdaq Pharmaceuticals Index, and that all dividends are reinvested.

Compensation of Executive Officers

      The following table sets forth, for the Company’s last three fiscal years, the compensation paid or accrued to each of those persons who were, at December 31, 2002, the chief executive officer and the other four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”).

					Long-Term
					Compensation
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options	Compensation(2)

Carol A. Ammon	2002	$460,000	$480,000	$10,908		$11,690
Chairman and Chief	2001	366,667	303,750			11,190
Executive Officer	2000	325,000			2,425,931	10,950
Peter A. Lankau(3)	2002	320,000	324,000		360,000	12,780
President and Chief	2001	260,000	182,250		27,389	10,650
Operating Officer	2000	124,616	72,000	41,841	306,572	69,996
Mariann T. MacDonald	2002	368,333	346,500	27,216		26,035
Executive Vice President —	2001	320,000	218,700	26,492		24,935
Operations	2000	300,000			2,506,037	11,190
David A. H. Lee, M.D., Ph.D.	2002	358,333	300,000	48,906		13,670
Executive Vice	2001	316,666	189,000	48,939		13,170
President —Research and	2000	283,000		33,476	1,777,086	13,170
Development and Regulatory Affairs
Jeffrey R. Black	2002	286,667	240,000	21,706		12,040
Senior Vice President —	2001	260,000	132,300			11,240
Chief Financial Officer and	2000	250,000			1,455,733	11,540
Treasurer

(1)	Other Annual Compensation for Ms. Ammon includes personal use of a Company automobile of $6,234 and a tax gross-up benefit of $4,674. Other Annual Compensation for Ms. MacDonald in 2002 includes the personal use of a Company automobile of $9,664 and a tax gross-up benefit of $17,552. Other Annual Compensation for Dr. Lee in 2002 includes the rental of an apartment near the research and development facility used by the Company in Garden City, New York in the amount of $31,996, the personal use of a Company automobile of $9,664 and a tax gross-up benefit of $7,246. Other Annual Compensation for Mr. Black includes personal use of a Company automobile of $12,405 and a tax gross-up benefit of $9,301.

(2)	All Other Compensation for Ms. Ammon in 2002 is matching contributions made under the Company’s 401(k) Plan in 2002 of $11,000 and the dollar value of premiums paid by the Company with respect to group life insurance. All Other Compensation for Mr. Lankau in 2002 is matching contributions made under the Company’s 401(k) Plan in 2002 of $11,000 and the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance. All Other Compensation for Ms. MacDonald in 2002 is matching contributions made under the Company’s 401(k) Plan in 2002 of $11,000 and the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance. All Other Compensation for Dr. Lee in 2002 is matching contributions under the Company’s 401(k) Plan in 2002 of $11,000 and, the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance for his benefit. All Other Compensation for Mr. Black in 2002 is matching contributions made under the Company’s 401(k) Plan in 2002 of $11,000 and the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance for his benefit.

(3)	Mr. Lankau’s employment with the Company commenced June 26, 2000. Mr. Lankau was the Company’s Senior Vice President, U.S. Business, until April 8, 2003, at which time he was promoted to President and Chief Operating Officer.

Stock Option/ SAR Grants in Last Fiscal Year

      The following table sets forth all individual grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 2002. No SARs were granted by the Company in fiscal 2002.

Individual Grants

Percent of
		Total			Potential Realizable Value
	Number of	Options			At Assumed Annual Rates
	Shares	Granted to	Exercise		of Stock Price Appreciation
	Underlying	Employees	Price		for Option Term(1)
	Options	in Fiscal	per	Expiration
Name	Granted	Year	Share	Date	5%	10%

Peter A. Lankau	360,000	33.7%	$9.17	9/19/12	$1,935,097	$4,832,606

(1)	Based upon the exercise price and the market price of the Common Stock on the date of grant of $9.17, annual appreciation at the assumed rates stated on such price through the expiration date of the options. Amounts shown represent hypothetical gains that could be achieved for the options if exercised at the end of the term. These amounts have been determined on the basis of assumed rates of appreciation mandated by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the expiration date, achievement of the defined vesting thresholds as well as being dependent upon the general performance of the Common Stock. The potential realizable values have not taken into account amounts required to be paid for federal income taxes.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth the December 31, 2002 aggregate value of unexercised options held by each of the Named Executive Officers as well as the fiscal year-end option values.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options at		Options at
	Shares		December 31, 2002		December 31, 2002(1)
	Acquired On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Carol A. Ammon	—	—	584,396	7,115,878	$3,085,611	$35,364,300
Peter A. Lankau	—	—	76,412	617,549	$31,304	$818,282
Mariann T. MacDonald	—	—	434,402	5,986,690	$2,293,643	$29,459,726
David A.H. Lee, M.D., Ph.D.	—	—	111,450	2,830,313	$588,456	$13,820,343
Jeffrey R. Black	—	—	111,450	2,508,960	$588,456	$12,309,984

(1)	Based upon the closing price on December 31, 2002 of $7.70. Includes all options granted as of December 31, 2002, for which the exercise price is equal to or less than $7.70 per share, including options for which performance conditions related to vesting, as described below, have not been achieved. This does not include those options granted effective January 1, 2003 under the Endo Pharma LLC 2000 Supplemental Stock Option Plan, none of which have been exercised.

      Options exercised pursuant to the Endo Pharma LLC 1997 Stock Option Plan do not result in the issuance of additional shares in the Company. These stock options are exercisable solely into shares of Company Common Stock that is held by Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest). The Class C1A, C1B, C2 and C3 options granted pursuant to the Endo Pharma LLC 1997 Stock Option Plan have vested in accordance with its terms. The remaining unvested class of performance-based stock options (Class C4) under the Endo Pharma LLC 1997 Stock Option Plan will vest upon (i) the Company Common Stock exceeding a closing price threshold of $17.29 for ninety consecutive trading days, (ii) the closing price of the Company Common Stock on the last trading day of such ninety consecutive trading day period being greater than or equal to $14.70 and (iii) the holder being a director, officer or employee of the Company or any of our subsidiaries on such date.

      The vesting of the approximately 5.0 million outstanding Class C4 stock options will result in an additional non-cash compensation charge to the Company. Under performance-based options, the measurement of expense is calculated and recorded as a non-cash charge at the time performance is achieved as the difference between the market price of the stock and the exercise price of the options. If this vesting occurs, this charge will be substantial. As stated above, these options are exercisable solely into shares of Company Common Stock that are presently held by Endo Pharma LLC. As a result, the exercise of these options will not result in the issuance of additional shares of Company Common Stock and will not dilute the ownership of our other public stockholders.

      Class C1A, C1B, C2, C3 and C4 options are generally exercisable, solely to the extent vested, upon the earlier of (i) the occurrence of a sale, disposition or transfer of Company Common Stock, after which neither Endo Pharma LLC nor Kelso owns any shares of Common Stock or (ii) January 1, 2006, and the right to exercise such options will terminate at 12:00 p.m., New York City time, on the earlier to occur of such dates.

      Notwithstanding the foregoing, a Named Executive Officer’s Class C1A, C1B, C2, C3 and C4 options will become immediately exercisable in full, solely to the extent then vested, in the event the Named Executive Officer’s employment or service with the Company or any of its subsidiaries is terminated for any reason and such options will thereafter expire on the 90th day after such termination if unexercised.

      Stock options granted under the Endo Pharma LLC 1997 Stock Option Plan expire no later than December 31, 2012 unless an initial public offering of shares of Company Common Stock held by Endo Pharma LLC occurs, in which case the stock options granted will expire on August 26, 2007. The shares of Common Stock that are received upon exercise of stock options pursuant to the Endo Pharma LLC 1997 Stock Option Plan are currently subject to significant restrictions that are set forth in the stockholders agreements including sale, assignment, mortgage, transfer, pledge or other disposals or transfers.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

     Employment Agreements with Named Executive Officers

      On September 1, 2001, Endo entered into amended and restated employment agreements with each of Ms. Ammon, Ms. MacDonald, Mr. Black, Mr. Lankau and Dr. Lee. Each of these employment agreements currently expires on December 31, 2003. Each of these agreements is renewable by the parties for additional one-year periods.

      Each of the employment agreements provides that the executive will be entitled to basic compensation as well as additional incentive compensation. For each fiscal year or part thereof during the employment period, the Company will pay an executive incentive compensation in cash in an amount equal to a percentage of this executive’s salary if Endo meets the performance targets set by the board of directors for a particular fiscal year. Ms. Ammon’s additional incentive compensation is equal to 50% of her base salary. Each of Ms. MacDonald’s and Mr. Lankau’s additional incentive compensation is equal to 45% of her or his respective base salary. Dr. Lee’s and Mr. Black’s additional compensation is equal to 40% of his respective base salary. Under these employment agreements, the Company may terminate each executive (1) for “cause,” (2) for “good reason,” or (3) upon the executive’s disability, incapacity or death. If the Company terminates an executive for “cause,” he or she will be entitled to receive his or her salary and incentive compensation prorated through the effective date of termination.

      In addition, if an executive elects to renew his or her employment agreement but Endo does not and Endo’s election not to renew is not “for cause,” then the executive will be entitled to receive his or her salary for the remainder of the calendar month in which this termination is effective and for eighteen consecutive calendar months thereafter and continue to provide the executive with benefits for eighteen consecutive calendar months after such termination. If an executive terminates his or her employment agreement for “good reason,” the Company will:

•	pay:

•	monthly to the executive his or her salary for the remainder of the employment period or eighteen months (whichever is longer) and

•	the executive’s incentive compensation for the fiscal year during which the termination is effective, prorated through the effective date of termination, if this incentive compensation is payable and

•	continue to provide the executive with benefits for the remainder of the employment period or eighteen months (whichever is longer).

      Under the terms of each of these employment agreements, “good reason” means any of the following:

•	Endo Pharmaceuticals’ material breach of the provisions in the employment agreements relating to the director’s and officer’s liability coverage and compensation or Endo Pharmaceuticals’ obligations under the stockholder’s agreement for the benefit of the executive, or

•	the assignment of the executive, without the executive’s consent, to a position, responsibilities, or duties of a materially lesser status or degree of responsibility.

      Under the terms of Ms. Ammon’s employment agreement, “good reason” also includes the sale of all or substantially all of the assets of Endo, the sale of all or substantially all of the stock of Endo, the merger of Endo with one or more other related or unrelated entities, or other similar transaction vesting control of Endo with a third party or parties.

NO DISSENTERS’ RIGHTS

      The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Prior to the acquisition of Algos Pharmaceutical Corporation in July 2000, Endo had a pre-existing agreement with Kelso & Company to:

•	pay Kelso an annual fee of $347,000 for financial advisory services,

•	indemnify Kelso in providing its services, and

•	reimburse Kelso for out-of-pocket expenses incurred.

      In connection with the completion of the Algos acquisition, Endo terminated this agreement to pay an annual fee to Kelso by making a one-time payment to Kelso of $1.5 million in July 2000. However, the arrangements for indemnification and reimbursement of specific expenses did survive the termination of this annual fee arrangement. Messrs. Goldberg and Wahrhaftig, directors of the Company, are Managing Directors of Kelso. Mr. Loverro, another director of the Company, is a Vice President of Kelso.

      In connection with the Algos acquisition, affiliates and designees of Kelso & Company contributed approximately 86% of the Endo Common Stock originally contributed to Endo Pharma LLC, and they continue to have an approximately 86% interest in Endo Pharma LLC. Endo Pharma LLC now owns approximately 75% of all of the issued and outstanding Endo Common Stock. Currently, Messrs. Goldberg and Wahrhaftig and Ms. Ammon serve as members of the Board of Managers of Endo Pharma LLC.

      On July 14, 2000, Endo Pharma LLC was formed to ensure that the stock options granted pursuant to the Endo Pharma LLC Stock Option Plans diluted only the Endo Common Stock held by persons and entities that held such shares prior to the Company’s merger with Algos. Upon the exercise of these stock options, only currently outstanding shares of Company Common Stock held by Endo Pharma LLC will be issued. Because Endo Pharma LLC, and not the Company, will provide the shares issued upon the exercise of these options, the Company has entered into a tax sharing agreement with Endo Pharma LLC under which the Company will pay to Endo Pharma LLC the amount of the tax benefits it receives as a result of the exercise of these stock options into shares of Common Stock held by Endo Pharma LLC for the years in which these tax benefits arise. As of December 31, 2002, approximately 1.4 million of these stock options have been exercised by former employees into shares of Company Common Stock held by Endo Pharma LLC. These stock option exercises may permit the Company to deduct, for income tax purposes, compensation equal to the difference between the market price of the Company Common Stock and the exercise price paid upon exercise of these options (approximately $11 million), which may result in a tax benefit amount of approximately $4 million. Under the tax sharing agreement, the Company is required to pay this $4 million to Endo Pharma LLC. If all 36.3 million of the stock options under the Endo Pharma LLC Stock Options Plans were vested and exercised when the market price of the Company Common Stock was $10.00 per share, then, using a weighted average exercise price of $2.61 per share, the Company may be permitted to deduct, for income tax purposes, compensation of approximately $268 million, which may result in a tax benefit amount of approximately $103 million. If all 36.3 million of the stock options under the Endo Pharma LLC Stock Options Plans were exercised and vested when the market price of the Company Common Stock was $15.00 per share, then, using a weighted average exercise price of $2.61 per share, the Company may be permitted to deduct for income tax purposes compensation of approximately $450 million, which may result in a tax benefit amount of approximately $172 million. Under the terms of the tax sharing agreement discussed above, the Company must pay any such tax benefit amounts to Endo Pharma LLC; however, these payments need only be made to Endo Pharma LLC upon the occurrence of a liquidity event, which is generally defined as (a) a sale of greater than 20% on a fully diluted basis of the common equity of the Company (either through a primary offering by the Company or a secondary sale by Endo Pharma LLC or a combination of both), (b) a change in control of the Company or (c) a sale of all or substantially all of the assets of the Company. In accordance with the tax sharing agreement, no payments have been made or accrued to date.

      The Company’s Class A Transferable Warrants (Nasdaq: ENDPW) and Class B Non-Transferable Warrants were issued in connection with the Company’s acquisition of Algos Pharmaceutical Corporation in July 2000. These warrants were exercisable at an exercise price of $.01 per share into a specified number of shares of Common Stock depending on the timing of the FDA’s approval of MorphiDex® for one or more pain indications. As of December 31, 2002, there were outstanding 9.2 million of these warrants. These warrants would have become exercisable into a specified number of shares of Common Stock on the fifth business day following the date on which the FDA approved MorphiDex® for the treatment of one or more pain indications so long as this approval had been received by March 31, 2003. Because MorphiDex® was not approved by the FDA prior to March 31, 2003, the Class A Transferable Warrants and Class B Non-Transferable Warrants expired on such date and have no economic value. Accordingly, the Company de-listed the Class A Transferable Warrants on April 1, 2003.

      On December 5, 2001, the Company commenced a tender offer to purchase up to 13,500,000 of its outstanding Class A Transferable Warrants (Nasdaq: ENDPW) and any and all of its outstanding Class B Non-Transferable Warrants. This tender offer expired at midnight on January 25, 2002. The Company accepted an aggregate of 8,576,762 Class A Warrants and 8,500 Class B Warrants for payment at a purchase price of $0.75 per warrant, or approximately $6.4 million in the aggregate. The Company used cash on hand to finance the purchase of tendered warrants. Current directors Messrs. Hyatt and Kimmel as well as Mr. Lyle (an Endo director until February 21, 2002), each of whom are former Algos stockholders, or the persons controlling the Class A Warrants that they may be deemed to beneficially own, tendered an aggregate of approximately 1.1 million of these Class A Warrants in the tender offer. Specifically, these Class A Warrants that were tendered were: (1) approximately 200,000 Class A Warrants held in trusts for the benefit of Mr. Kimmel; (2) approximately 110,000 Class A Warrants over which Mr. Kimmel, in his capacity as trustee of a trust for the benefit of Mr. Hyatt’s children, exercises dispositive and voting power and with respect to which he and his family members disclaim beneficial ownership, (3) approximately 100,000 Class A Warrants over which Mr. Hyatt, in his capacity as trustee of a trust for the benefit of Mr. Kimmel’s children, exercises dispositive and voting power and with respect to which he and his family members disclaim beneficial ownership, and (4) approximately 650,000 Class A Warrants owned by Karen Lyle, wife of Mr. Lyle, as to which Mr. Lyle disclaims beneficial ownership.

      In addition, in connection with the 2000 acquisition of Algos Pharmaceutical Corporation, warrants were issued to Endo Pharma LLC as well as other holders of Endo stock who held such stock prior to the Algos acquisition. These warrants became exercisable at an exercise price of $.01 per share into a specified number of shares of Endo common stock if the FDA did not approve MorphiDex® for any pain indication prior to December 31, 2002. These warrants became exercisable in accordance with their terms on January 8, 2003, and upon exercise, each warrant is exercisable into 0.416667 shares of Endo common stock for a total of 29.7 million shares of Common Stock. On February 11, 2003, Endo Pharma LLC exercised its warrant into 29,524,954 shares of Company Common Stock. Messrs. Goldberg and Wahrhaftig, directors of the Company, may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of Kelso Investment Associates V, L.P., or KIA V, and Kelso Equity Partners V, L.P., or KEP V, as members of Endo Pharma LLC. Messrs. Goldberg and Wahrhaftig may be deemed to share beneficial ownership of securities owned of record by KIA V and KEP V, by virtue of the status of each of them as a general partner of the general partner of KIA V and as a general partner of KEP V. In addition, Mr. Loverro, a director of the Company, may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of KIA V and KEP V, as members of Endo Pharma LLC. Mr. Loverro may be deemed to share beneficial ownership of shares of Common Stock owned of record by KIA V and KEP V by virtue of his status as a limited partner of the general partner of KIA V and as a limited partner of KEP V. Further, Ms. Ammon, Chairman, a director and Chief Executive Officer of the Company, Ms. MacDonald, Dr. Lee and Mr. Black, each a Named Executive Officer of the Company, may be deemed to share beneficial ownership of shares of Common Stock owned of record by Endo Pharma LLC by virtue of the status of each of them as a member of Endo Pharma LLC.

      Mr. Hyatt, a director of the Company, is a Senior Managing Director of Bear, Stearns & Co., Inc., an investment bank that performs services for the Company from time to time. However, no payment therefor was due to, or received by, Bear, Stearns & Co., Inc. in fiscal 2002 for these services.

      Although Mr. Mitchell, a director of the Company, currently performs legal services for the Company, he did not do so in fiscal year 2002. Mr. Mitchell also invests in Kelso transactions from time to time.

OTHER MATTERS

      The Board of Directors of the Company knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof.

ANNUAL REPORT/FORM 10-K

      The Company’s 2002 Annual Report to its stockholders is being mailed to all stockholders concurrently with this Information Statement. Copies of the Company’s Form 10-K (without exhibits) as filed with the SEC may be obtained without charge by writing to Endo Pharmaceuticals Holdings Inc., 100 Painters Drive, Chadds Ford, PA 19317, Attention: Secretary.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      The Company’s By-laws require that, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof, along with other specified material, in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting. Accordingly, to make a proposal for consideration at our 2004 annual meeting that is “timely” within the meaning of the Company’s By-laws and assuming that our 2004 annual meeting is held on schedule, a stockholder must make certain notice of such proposal is received by the Secretary of the Company no earlier than February 29, 2004 and no later than March 30, 2004. If the Company does not receive such notice between such dates, the notice will be considered untimely. For any other meeting of stockholders, the nomination or other item of business must be received by the tenth day following the date of public announcement of the date of the meeting. Any stockholder who wishes to make a proposal or nominate a candidate for election to the Board should obtain a copy of the relevant section of the By-laws from the Secretary of the Company.

      Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2004 annual meeting must be received by us at our principal executive offices addressed to the Secretary of the Company no later than December 31, 2003 in order to be considered timely for inclusion in the 2004 information statement.

      All proposals should be addressed to the Secretary, Endo Pharmaceuticals Holdings Inc., 100 Painters Drive, Chadds Ford, PA 19317.

SIGNATURE

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

By order of the Board of Directors,

CAROLINE B. MANOGUE
Secretary

Chadds Ford, Pennsylvania

April 28, 2003